UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2025
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001671520
JPMDB Commercial Mortgage Securities Trust 2016-C2
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001013611
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0000835271
JPMorgan Chase Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541294
German American Capital Corporation
(Exact name of sponsor as specified in its charter)

New York	333-206361-03	38-3991426 38-3991427 38-7145128
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(212) 834-6737
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Form 8-K/A amends the registrant's current report on Form 8-K filed by the Registrant on December 17, 2025 (SEC Accession No. 0001888524-25-021491) (the “Original 8-K”) filed under Item 6.02 – Change of Servicer or Trustee.  The purpose of this Form 8-K/A is to amend the disclosure provided by Argentic Services Company LP in the Original 8-K to clarify that Elliott Associates, L.P. and Elliott International, L.P. collectively own 100% of the Class E and Class F Certificates as Class E is the Controlling Class.

Item 6.02 Change of Servicer or Trustee.

Pursuant to Section 7.01(d) of the pooling and servicing agreement, dated as of May 1, 2016 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Trimont LLC, as successor to Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, A Division of PNC Bank, National Association (“Midland”), as special servicer, Computershare Trust Company, National Association, acting as an agent for Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, relating to the issuing entity known as JPMDB Commercial Mortgage Securities Trust 2016-C2 (the “Issuing Entity”), effective as of December 17, 2025 (the “Effective Date”), Midland was removed as special servicer and Argentic Services Company LP (“ASC”), a Delaware limited partnership, was appointed as the successor special servicer (except with respect to the Quaker Bridge Mall Whole Loan, any Non-Serviced Mortgage Loans and any Excluded Loans).  In its capacity as special servicer, ASC will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement (except with respect to the Quaker Bridge Mall Whole Loan, any Non-Serviced Mortgage Loans and any Excluded Loans), a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on May 23, 2016.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K/A have the meanings set forth in the Pooling and Servicing Agreement.

Argentic Services Company LP

ASC, a Delaware limited partnership, will act as the special servicer for all of the Mortgage Loans (other than the Quaker Bridge Mall Whole Loan, any Non-Serviced Mortgage Loans and any Excluded Loans) and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. ASC maintains its principal servicing office at 740 East Campbell Rd., Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of June 30, 2025, Elliott manages approximately $76.1 billion in assets.  Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Elliott Associates, L.P. and Elliott International, L.P., who collectively own 100% of the Class F Certificates and 100% of the Class E Certificates and (iii) ES Ventures Holdings, Inc., the entity that is the current Directing Certificateholder.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the Issuing Entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Effective Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2022	12/31/2023	12/31/2024	9/30/2025
By Approximate Number………………………………	1,206	1,346	1,458	1,688
By Approximate Aggregate Unpaid Principal Balance (in billions) …………………………………………	$24.51	$31.51	$38.16	$46.31

As of September 30, 2025, ASC had twenty-five (25) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 79 securitized pools (74 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,688 loans secured by 2,656 properties with an unpaid balance of approximately $46.31 billion as of September 30, 2025. As of September 30, 2025, ASC was actively managing 47 commercial mortgage-backed securities loans, secured by 100 properties (including 12 REO properties) with an approximate unpaid balance of $2.081 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement or other applicable servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but  may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time to time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement or other applicable servicing agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the Certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the special servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Depositor)

/s/ Harris Rendelstein
Harris Rendelstein, Executive Director

Date:  December 30, 2025